A conference call regarding
                                                     this earnings release is
                                                     scheduled for 9 am Eastern,
                                                     Tuesday, July 1, 2003. Dial
                                                     in at 1.773.756.4619 or log
                                                     on to www.emmis.com.



                                                                    Contacts:
                                                       Walter Berger, EVP & CFO
                                        Kate Healey, Media & Investor Relations
                                                                   317.266.0100
For Immediate Release
Tuesday, July 1, 2003

                   Emmis Communications Reports 1st Q Results
                     Net Revenues up 4.1% to $142.4 million

Indianapolis...Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its first fiscal quarter ending May 31, 2003.

"Emmis' performance continues to be the best in the industry - in both radio and television," Jeff Smulyan, Chairman and CEO of Emmis, said. "We are encouraged by the first quarter numbers, and with such strong performance indicators, there is certainly cause for continuing optimism as we look to the second quarter. It is clear that the people of Emmis will set the standard and outperform our peers."

For the first fiscal quarter, Emmis' station operating income was $52.7 million, compared to $50.5 million for the same quarter of the prior year, an increase of 4.3%. Operating income was $28.5 million for the quarter, compared to $29.2 million for the same quarter of the prior year.

Net revenue for the quarter was $142.4 million, compared to $136.8 million for the same quarter of the prior year, an increase of 4.1%.

These results exceed the company's previous guidance, as well as Wall Street consensus estimates for revenues and station operating income. Earnings per Share (EPS) for the quarter was $0.01, compared to a loss before accounting charge of $0.01 for the same quarter of the prior year.

Emmis has included supplemental pro forma net revenues and station operating expenses, excluding non-cash compensation, on its website, www.emmis.com. This information, which includes all station and magazine acquisitions and dispositions through July 1, 2003 (including the expected Austin acquisition), can be found under the Investor tab.

Emmis entered into various interest rate swap agreements in fiscal 2002, at a time when interest rates were substantially higher than they are today. Emmis has included a summary of these swap agreements under the Investor tab on its website. In addition, the company has provided a detailed calculation of its leverage ratios as of May 31, 2003, on its website. -more- Add One/Emmis

International radio net revenues and station operating expenses for the quarter ended May 31, 2003, were $2.6 million and $2.5 million, respectively.

Later today the company expects to complete its acquisition of 50.1% of a six-station radio cluster in Austin, Texas for approximately $105 million. The radio stations involved are KLBJ-AM (590 News-Talk), KLBJ-FM (93.7 Rock), KGSR-FM (107.1 Adult Alternative), KROX-FM (101.5 Alternative), KEYI-FM (103.5 Oldies) and KXMG-FM (93.3 CHR). Emmis already owns Texas Monthly in the market.

During the company's first quarter, Emmis announced it had completed the previously announced purchase of WBPG-TV, the WB affiliate in Mobile/Pensacola, giving Emmis a second station in the nation's #63 market and growing Emmis Television to 16 properties.

Also during the first quarter, Emmis' Texas Monthly picked up a prestigious National Magazine Award from the American Society of Magazine Editors, while the city/regional magazines of Emmis Publishing picked up a total of 32 honors in the City and Regional Magazine Association's annual award contest.

Subsequent to the first quarter end, Emmis announced the sale of Portland, Oregon-based Mira Mobile Television, a remote production facilities for sports, corporate, and entertainment clients throughout the western United States, to an ownership group for $4 million. Emmis acquired Mira Mobile in October 2000 in connection with the purchase of certain television assets from Lee Enterprises, Inc.

2nd Quarter Guidance
                                                              Quarter ended 8/31/03
                                                              ---------------------
Net Revenues:
Domestic Radio*                                                                   75,000
International Radio                                                                4,400
                                                                                   -----
     Total Radio                                                                  79,400
Television                                                                        57,000
Publishing                                                                        18,300
                                                                                  ------
     Total net revenues                                                          154,700

Station Operating Expenses, excluding non-cash compensation:
Domestic Radio*                                                                   38,500
Foreign Radio                                                                      3,300
                                                                                   -----
     Total Radio                                                                  41,800
Television                                                                        36,800
Publishing                                                                        16,600
                                                                                  ------
     Total station operating expenses,
     excluding non-cash comp                                                      95,200

Corporate Expenses                                                                 6,000

*Included in the above domestic radio guidance is approximately $4.3 million in net revenues and $2.5 million in station operating expenses, excluding non-cash compensation, relating to the Austin transaction, assuming the completion of the transaction on July 1, 2003.

                                     -more-


Add Two/Emmis

Emmis will host a conference call regarding this information on Tuesday, July 1, 2003 at 9 a.m. Eastern at 1.773.756.4619, with a replay available until Tuesday, July 8 by calling 1.402.220.3459, or listen on-line by logging on to www.emmis.com.

Emmis Communications...Great Media, Great People, Great Service sm Emmis Communications is an Indianapolis based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. Emmis' 18 FM and 3 AM domestic radio stations serve the nation's largest markets of New York, Los Angeles and Chicago as well as Phoenix, St. Louis, Indianapolis and Terre Haute, IN. In addition, Emmis owns two radio networks, three international radio stations, 16 television stations, and regional and specialty magazines, and ancillary businesses in broadcast sales and publishing. Emmis has announced the acquisition of a majority interest in six radio stations in Austin, Texas. Pending approvals from the Federal Communications Commission and other regulatory agencies, the transaction is expected to close in the company's second fiscal quarter. After the close of the transaction, Emmis will own 27 radio stations in eight U.S. markets.

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission's Regulation FD.

Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis' debt service requirements and other commitments and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis' business or other discretionary uses.

Station operating income is not a measure of liquidity or of performance in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to and not a substitute for our results of operations presented on the basis of accounting principles generally accepted in the United States. Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding non-cash compensation.

Certain statements included above which are not statements of historical fact, including financial data for quarters or other periods that are not yet completed and statements identified with the words "continues," "expect," "will," or "would" are intended to be, and are, identified as "forward-looking statements," as defined in the Securities and Exchange Act of 1934, as amended, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry including the implementation of competing formats in large markets; changes in the costs of programming; changes in interest rates; inability to grow through suitable acquisitions, including the desired radio; inability or delay in closing previously announced acquisitions; future terrorist attacks or other large-scale disasters; wars and other events creating economic uncertainty; and other factors mentioned in documents filed by Emmis with the Securities and Exchange Commission. Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.



Note: Financial schedule attached.


                                CONDENSED CONSOLIDATED FINANCIAL DATA
                      (Unaudited, dollars in thousands, except per share data)

                                                        Three months ended May 31,
                                                        --------------------------

                                                            2003                  2002
                                                            ----                  ----

OPERATING DATA:
 Net revenues:
   Radio                                                      $ 64,597              $ 62,724
    Television                                                   60,298                57,157
    Publishing                                                   17,466                16,925
      Total net revenues                                        142,361               136,806
  Station operating expenses, excluding noncash compensation:
    Radio                                                        35,179                34,408
    Television                                                   38,260                36,812
    Publishing                                                   16,219                15,110
      Total station operating expenses, excluding
           noncash compensation                                  89,658                86,330
  Corporate expenses, excluding noncash compensation              5,763                 5,133
  Noncash compensation (a)                                        7,063                 5,355
  Depreciation and amortization                                  11,352                10,759
                                                                 ------                ------


  Operating income                                               28,525                29,229
  Interest expense                                              (22,788)              (29,947)
  Loss from unconsolidated affiliates                              (164)               (1,066)
  Gain on sale of assets (b)                                          -                 8,933
  Noncash loss on debt extinguishment                                 -                (3,600)
  Other income (expense), net                                       (12)                  647
                                                                  ------               ------


  Income before income taxes and accounting change                5,561                 4,196
  Provision for income taxes                                      2,959                 2,370
                                                                  -----                 -----

  Income before accounting change                                 2,602                 1,826
  Cumulative effect of accounting change,
    net of taxes of $102,600 in 2002                                  -               167,400
                                                                ------               ------
  Net income (loss)                                               2,602              (165,574)
  Preferred stock dividends                                       2,246                 2,246
                                                                  =====                 =====
  Net income (loss) available to common shareholders              $ 356            $ (167,820)
                                                                  =====             ==========


  Basic net income (loss) per common share:
    Before accounting change                                     $ 0.01               $ (0.01)
    Cumulative effect of accounting change, net of tax                -                 (3.27)
                                                                ------               ------
      Net income (loss) available to common shareholders         $ 0.01               $ (3.28)
                                                                 ======               =======

  Diluted net income (loss) per common share:
    Before accounting change                                     $ 0.01               $ (0.01)
    Cumulative effect of accounting change, net of tax                -                 (3.27)
                                                                ------               ------
      Net income (loss) available to common shareholders         $ 0.01               $ (3.28)
                                                                 ======               =======


  Weighted average shares outstanding:
      Basic                                                      54,078                51,211
      Diluted                                                    54,282                51,211

 (a) Noncash compensation by segment:
          Radio                                                 $ 2,401               $ 2,412
          Television                                              2,401                 1,682
           Publishing                                               870                   649
           Corporate                                              1,391                   612
                                                                ------               ------

                  Total                                         $ 7,063               $ 5,355
                                                                =======               =======

 (b) Reflects gain on sale of Denver radio assets in May 2002.



OTHER DATA:
  Station operating income (See below)                           52,703                50,476
  Cash paid for taxes                                               502                   412
  Capital expenditures                                            2,957                 3,842

COMPUTATION OF STATION OPERATING INCOME:
  Operating income                                             $ 28,525              $ 29,229
  Plus:  Depreciation and amortization                           11,352                10,759
  Plus:  Corporate expenses, excluding noncash compensation       5,763                 5,133
  Plus:  Noncash compensation                                     7,063                 5,355
                                                                  -----                 -----
  Station operating income                                     $ 52,703              $ 50,476
                                                               ========              ========



SELECTED BALANCE SHEET INFORMATION:                     May 31, 2003        February 28, 2003
                                                        ------------        -----------------

Total Cash and Cash Equivalents                                 $ 9,407              $ 16,079

Senior Debt                                                   $ 718,786             $ 706,898
Senior Subordinated Debt                                        300,000               300,000
Senior Discount Notes                                           204,140               197,844
                                                                -------               -------
Total Senior, Senior Subordinated and Senior Discount Debt   $1,222,926           $ 1,204,742
                                                             ==========           ===========